EXHIBIT 10.46

DIGITAL DOWNLOAD SALES AGREEMENT

This Agreement is made and entered into as of September 17, 2003 (the “Effective Date”) by and between Apple Computer, Inc. ("Apple"), located at 1 Infinite Loop Cupertino, CA 95014, and Audible.com ("Audible"), located at 65 Willowbrook Blvd, Wayne, New Jersey 07470. This Agreement sets forth the terms and conditions upon which Apple may perform digital music fulfillment services.

WHEREAS, Apple desires to sell permanent downloads of Audible’s recordings;

WHEREAS, Audible is willing to allow the sale of permanent downloads of certain audible recordings in exchange for Apple’s obligations herein;

NOW, THEREFORE, Apple and Audible (“Parties”) hereby agree as follows:

1. Definitions.

The following terms shall have the following meanings for purposes of this Agreement:

a)
“Content File” means each digital file containing Audible Content, applicable Cover Art (if any), parental advisory notices (if any), copyright notices (if any) and associated meta data, e.g., author name, publisher name etc. (if any).

b)
“Content Usage Rules” means the usage rules applicable to recordings in the form of eContent available on the Online Store that specify the terms under which eContent may be used, as set forth in Exhibit A attached hereto, which may be modified by Apple from time to time (upon advance notice to Audible in the event of a material change to such usage rules). If a modification expands the scope of use of eContent, then Audible shall have the right in its sole discretion to cause Apple to remove any specific eContent from the Online Store and/or terminate this Agreement on written notice to Apple without cost or liability.

c)
“Security Solution” means Apple’s proprietary content protection system, as set forth in Exhibit B attached hereto, which may be modified by Apple from time to time (upon advance notice to Audible in the event of a material change to such content protection system). If a modification in Apple’s content protection system renders eContent less protected than before such modification, Audible shall have the right in its sole discretion to cause Apple to remove any specific eContent from the Online Store and/or terminate this Agreement on written notice to Apple without cost or liability.

d)	“eContent” means Audible Content in digital form and having the Security Solution, which Apple may sell on the Online Store pursuant to the terms and conditions of this Agreement.

e)
“Device” means any Apple digital player device or Apple or third party cellular phone having the Security Solution that can receive content files from another device or network connection, by any means, for playback of such content files.

f)	“Fulfillment Activities” means sales activities relating to the sale and delivery of eContent pursuant to the terms and conditions of this Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

g)	“Term” means the period beginning on the Effective Date of this Agreement and ending four years later.

h)
“Territory” means at a minimum the United States, and on a title-by-title basis may mean Worldwide. Audible will advise Apple of the applicable Territory for each Content File in the list set forth in Exhibit C as updated during the Term.

i)
“Online Store” means the electronic store commercially known as “the iTunes Music Store” as of the Effective Date, or such store under any other name, and its storefronts owned, operated and controlled by Apple.

j)
“Audible Content” means recordings owned or controlled by, or licensed to, Audible, in all available languages, including but not limited to audio books, audio editions of newspapers and magazines, public radio programs, speeches and lectures, and Audible originals ***.

k)	“Cover Art” means book cover and any other artwork relating to Audible Content and that Audible has rights to authorize Apple to use as authorized under Section 2 below.

l)
“Contract Year” means the initial twelve (12) month period following the Effective Date and each successive twelve (12) month period following the expiration of the prior Contract Year during the Term.

2. Authorization.

a)
The previous Digital Download Sales Agreement between the Parties and having an Effective Date of May 14, 2003 is hereby deleted in its entirety and replaced with this Agreement. All materials provided to Apple pursuant to such previous Agreement, including, without limitation, the Audible Content and Cover Art, shall be subject to the terms and conditions of this Agreement.

b)
Subject to the terms of this Agreement, Audible hereby appoints Apple as a reseller of eContent. Accordingly, Audible hereby grants a limited, nontransferable, non-exclusive right to Apple during the Term, for use solely in conjunction with the Online Store, to:

i.	convert Audible Content into eContent,

ii.
create clips of the Audible Content not to exceed five (5) minutes in length (“Clips”), and to make such Clips available by streaming or as a digital download which is not permanently saved to disk, for the purpose of promoting the sale of eContent and the Online Store,

iii.	sell, and electronically fulfill and deliver eContent and associated meta data to purchasers solely via the Online Store in the applicable Territory,

iv.	subject to section 11 below, use Cover Art on and in connection with promotional materials for applicable eContent and the Online Store, and

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

v.	electronically fulfill and deliver Cover Art for use in conjunction with the applicable purchased eContent.

c)
Apple shall not be authorized to exploit Audible Content, eContent, Clips, Content Files, or Cover Art in any manner or form not expressly authorized herein. Nothing in this Agreement shall be construed to prevent Audible from marketing or selling Audible Content, eContent, Clips, Content Files, or Cover Art by any means. Audible hereby reserves all rights in and to Audible Content, eContent, Clips, Content Files, or Cover Art not otherwise expressly granted to Apple pursuant to this Agreement. Apple has no rights in the Audible Content, eContent, Clips, Content Files, or Cover Art other than as expressly provided for in this Agreement.

d)
Apple may edit, change or alter any of the Audible Content or Cover Art, but Apple shall not use any such edited, changed or altered Audible Content or Cover Art in commerce without Audible’s prior written consent.

e)	Apple shall not pledge, mortgage or otherwise encumber the Audible Content , eContent, Clips, Content Files, or Cover Art.

f)
Apple shall not syndicate the sale of Audible Content, eContent, Clips, Content Files, or Cover Art with any third party. The Audible Content, eContent, Clips, Content Files, or Cover Art shall not be co-branded with Apple or any third party. Apple shall make the Audible Content, eContent, Clips, Content Files, or Cover Art available only via the Online Store.

g)	Apple and Audible shall each assign senior executives in both content and technology that shall serve as each Party’s representative in managing the operational aspects of this Agreement.

3. Audible Obligations.

a)	***

b)
Audible will use its commercially reasonable efforts to deliver Content Files to Apple via a secure FTP no later than when Audible makes applicable Audible Content commercially available, which Content Files shall include at least (i) Audible Content encoded in AAC digital format using a high quality encoder with a bit rate of 32 kilobits per second (low complexity), such as the Dolby Professional AAC Encoder, (ii) Cover Art (if any), and (iii) applicable metadata (if any) in either XML or tab delineated format, as directed by Apple.

c)
Upon Apple’s request and cost (which shall not be more than Audible’s actual costs), and subject to availability by Audible, Audible shall promptly deliver Content Files, in a physical form reasonably requested by Apple (e.g. a CD), to the address listed below, or other address provided by Apple.

Apple Computer, Inc.
C/o iTunes Music Store
1 Infinite Loop
Cupertino, CA 95014

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(d)
Within two weeks of the Effective Date, Apple shall electronically distribute a dedicated email to Apple customers who purchased the version of Apple’s iPod for Windows that shipped prior to April 28, 2003, and who have agreed to receive emails from Apple regarding third party products. Such dedicated email shall promote the fact that such iPods are now AudibleReady® and may offer such customers an AudibleListener® membership. Apple shall consult with Audible in the development of such promotional piece.

4. Exclusivity.

a)
Subject to the limitations and conditions in Sections 4(a)(i), 4(a)(ii), and 4(a)(iii) set forth below, Audible shall not authorize or otherwise permit any commercially branded internet based digital download/streaming distribution service (by way of example, the foregoing shall not be deemed to include Sirius or XM satellite radio) primarily dedicated to music to integrate Audible Content into such service for commercial sale other than Apple.

i.	***

ii.	***

iii.	***

b)	***

5. Royalties and Payments.

Audible shall be responsible for and timely pay any and all royalties or payments to authors, publishers and any other participants that may be required from sales of eContent.

6. Wholesale Price.

Audible Content shall be provided to Apple at the Wholesale Price as set forth in Exhibit C attached hereto. The wholesale price set forth on Exhibit C for any specific eContent may increase or decrease during the Term ***. Audible will provide Apple with written notice of any change in any eContent wholesale price, which changed price shall become effective twenty-four (24) hours after receipt by Apple of such written notice.

7. Apple Obligations.

(a) Apple shall condition sale and delivery of eContent upon an enduser’s acknowledgement of terms of use for such eContent (“Terms of Use”), which Terms of Use shall be no less restrictive than the Content Usage Rules.

(b) Subject to Section 5, Apple shall be responsible for, and pay all costs associated with, Apple’s Fulfillment Activities.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(c) ***

(d) Apple shall include the language "Presented by Audible.com" in the Online Store on so-called "individual book pages" in a manner no less prominent than depicted in Exhibit D attached hereto.

(e) Audible may include an Audible.com in-line audio identification in each Content File***. Apple shall not remove or alter any such audio identification in any manner. An example of such in-line audio identification is set forth on Exhibit E, and any audio identification shall follow its format with reasonable particularity.

(f) Apple shall include an Audible.com logo designation, supplied by Audible, affixed to the master server(s), and located on Apple’s facilities, which serve the Audible Content and Cover Art.

(g) Subject to the foregoing branding requirements, Apple shall have the full freedom and flexibility to brand, market, promote and advertise the Online Store and eContent available for purchase on the Online Store at its discretion.

(h) During the Term, the Apple portable digital hardware player device as of the Effective Date known as the “iPod,” and subsequent versions thereof, whether or not such device is branded under the iPod name, and the digital jukebox software application as of the Effective Date known as “iTunes”, and subsequent versions thereof, whether or not such application is branded under the iTunes name (together, “Apple Products”), shall stay compatible with the *** Audible Service *** as of the Effective Date, except as may be mutually agreed to between the Parties. Other than as specifically set forth herein, nothing herein shall be construed to modify, limit or restrict the terms in the 2002 Agreement.

(i) During the Term, Apple Products shall be no less compatible with Audible Content commercially distributed to consumers from the Online Store than their compatibility with Audible Content commercially distributed to consumers through the Online Store as of the Effective Date.

8. Parental Advisory.

If Audible provides a parental advisory warning in the Content File, Apple shall conspicuously display such parental advisory. Audible shall be responsible for determining parental advisory warning status.

9. Payment and Reports.

(a) Apple shall remit payment to Audible for the sale of eContent in accordance with the following: (i) the “sale” of each eContent shall occur when such eContent is successfully purchased in the Online Store ***; (ii) payments shall accrue at the time that such eContent is sold; and (iii) for each eContent unit sold, Apple shall pay to Audible an amount equal to the Wholesale Price for the applicable eContent (“eContent Proceeds”).

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(b) ***

10. Record Keeping and Audit.

Apple agrees to maintain and keep complete and accurate books and records concerning all transactions relating to Apple’s sale of eContent during the Term and for a period of two (2) years thereafter. Upon reasonable advance written notice, but not less than fourteen (14) days, during the Term and for up to eighteen (18) months thereafter (the “Audit Period”), but no more than once during any twelve-month period, Apple will permit Audible to appoint an independent certified public accountant not then engaged in any audit of Apple or Audible to audit applicable books and records of Apple at its principal place of business, and at Audible’s sole expense, as necessary for the purpose of verifying the amounts due from Apple to Audible hereunder, during regular business hours. The certified public accountant shall not be engaged on a contingency fee basis and must sign a confidentiality agreement that protects Apple's confidential information at least to the extent as this Agreement and no less than Audible protects its own similar information. Audible may audit information contained in a particular statement only once, and no audit shall be allowed or conducted for any period lasting less than six (6) months. Audible shall be deemed to have consented to all accountings rendered by Apple hereunder, and said accountings shall, absent fraud, be binding upon Audible and shall not be subject to any objection by Audible for any reason unless specific objections are provided to Apple in writing within eighteen (18) months after the date rendered. Audible agrees that Apple’s books and records contain “Confidential Information” (as defined below).

11. Names and Likenesses; Promotional Use and Opportunities.

Apple may use eContent author name, and Cover Art, solely in connection with the promotion and sale of such applicable eContent, or the Online Store. Notwithstanding the foregoing, Audible will advise Apple if any eContent author name and/or Cover Art is subject to specific promotional restrictions, or if any eContent author or Cover Art rights-holder objects to Apple’s use of such Cover Art in connection with the Online Store, and in such case, Apple will not use and/or promptly remove any such eContent author name and/or Cover Art from the Online Store. In no event shall any part of this Agreement be deemed to grant Apple the right to use any eContent author’s name, likeness, voice and/or Cover Art in the manner of a direct or indirect endorsement of Apple, or an Apple product or service

12. Press Release.

Neither party shall make or issue any public statement or press release regarding this Agreement or its subject matter without the prior written approval of the other party, however, despite the foregoing, the parties agree to issue a mutually agreeable joint press release in relation to this Agreement on or around Apple’s Online Store for Windows launch event.

13. Data Protection.

(a) Apple shall use the Security Solution. *** At any time after Audible becomes aware of a Security Breach, Audible shall have the right to require Apple to immediately remove any or all eContent from the Online Store. If the Security Breach is not cured during the Cure Period, then Apple shall suspend selling eContent until such time as the Security Breach is actually cured; ***. If the Security Breach is not cured within fifteen (15) days after the Cure Period, Audible may terminate this Agreement on written notice to Apple at any time until such Security Breach is Cured.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(b) Despite anything to the contrary, in the event of a breach of the security to the servers or network components that store Audible Content or Cover Art such that unauthorized access to Audible Content or Cover Art becomes available, then (i) Apple will prevent access to Audible Content via the Online Store and disable offers for eContent embodying Audible Content and Cover Art within twentyfour (24) hours of Apple becoming aware of such security breach, and (ii) the rights granted to Apple relating to the sale of eContent and Cover Art under this Agreement will be suspended; which shall be Audible’s sole remedy against Apple, provided Apple complies with Subsections 13(b)(i) and 13(b)(ii). If the breach of security relating to the servers or network components is not remedied within fifteen (15) days after such breach, Audible may terminate this Agreement on written notice to Apple at any time unless such security breach has been actually cured prior to termination by Audible.

(c) Audible Content in Apple’s control or possession shall reside solely on a network server, workstation or equivalent device owned or controlled by Apple or its contractors, and shall be secured with restricted access.

14. Copyright Notices; Ownership.

(a) Audible may provide a copyright notice (which shall be reasonable in length) for applicable Audible Content and associated Cover Art in the Content File, in which case Apple shall include such copyright in a manner that can be readily viewed by an Online Store customer prior to purchase of such eContent. Apple shall not, under any circumstances, defeat, impair or alter in any way any watermark in Audible Content, including any related Cover Art or materials delivered by Audible hereunder.

(b) As between the Parties, all right, title and interest in and to the Audible Content, eContent, Clips, Content Files, or Cover Art, except as to any pre-existing rights of Apple, if any, shall remain the property of Audible.

15. Termination and Effect of Termination.

(a) In addition to Audible’s rights in sections 1b, 1c, 13a and 13b, either party shall have the right to terminate this Agreement prior to the expiration of the Term in the event that the other party (i) becomes insolvent, (ii) files a petition in bankruptcy, (iii) makes an assignment for the benefit of creditors, or (iv) breaches any material representation, obligation or covenant contained herein, unless such breach is cured, or if not able to be cured then resolved to the other party’s reasonable satisfaction, no later than thirty (30) days from the date of notice of such breach.

(b) At any time after the first Contract Year, Apple, at its discretion, may unilaterally terminate both Parties’ “exclusivity” obligations under Sections 4(a) and 4(b) upon one hundred and twenty (120) days prior written notice.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(c) Audible may terminate this Agreement if Apple has not commenced selling Audible Content on the Online Store by January 1, 2004 upon thirty (30) days prior written notice; and Audible may terminate its “exclusivity” obligation under Section 4(a) if Apple has not launched the Online Store for Windows by January 1, 2004 upon thirty (30) days prior written notice.

(d) Sections 1, 4, 7b, 9, 10, 12, 13, 14, 15, 16, 17, 18 and 19 shall remain in full force and effect following expiration or earlier termination of this Agreement. Expiration or earlier termination of this Agreement shall not relieve Audible or Apple of its respective obligations to make any payments for the periods prior to such expiration or termination (and the associated accounting) in accordance with this Agreement.

(e) Apple reserves the right to continue to provide first-rate customer support to customers of the Online Store who purchased eContent during the Term, as it determines in its discretion, after termination or expiration of this Agreement. Under no circumstances shall Apple intentionally disparage the Audible service, name or reputation in any manner at any time. For the avoidance of doubt, Apple shall not engage in the sale, promotion or advertising of Audible Content, eContent, Clips, Content Files, or Cover Art after the effective date of expiration or earlier termination of this Agreement under any circumstance whatsoever.

(f) Except to the extent reasonably necessary for the purpose under Section 15(e) above (subject to written approval by Audible, which approval shall not be unreasonably withheld or delayed), upon the expiration or earlier termination of this Agreement, all Audible Content, eContent, Clips, Content Files, and Cover Art shall be promptly deleted or destroyed and all Confidential Information shall be returned to the disclosing party, or destroyed.

(g) Upon the expiration or earlier termination of the Term, Apple shall immediately stop selling eContent.

16. Indemnification and Limitation of Liability.

(a) Apple will indemnify, defend and hold harmless Audible and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys fees) arising out of a claim by a third party by reason of: (i) any use by Apple of the Audible Content, eContent or Cover Art in breach of this Agreement; or (ii) a breach of any warranty, representation, covenant or obligation of Apple under this Agreement. Apple will reimburse Audible and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this Section 16, provided that Audible obtains Apple’s written consent prior to making such payments, such consent not to be unreasonably withheld. Audible shall notify Apple of any such claim, and Apple may assume control of the defense of such claim. Audible shall have the right, at its expense, to participate in the defense thereof under Apple’s direction.

(b) Audible will indemnify, defend and hold harmless Apple and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys fees) arising out of a claim by a third party because of: (i) a breach of any warranty, representation, covenant or obligation of Audible under this Agreement; and (ii) any claim that Audible Content, Cover Art or any meta data authorized by Audible hereunder infringes the intellectual property rights of another party. Audible will reimburse Apple and its affiliates on demand for any actual payments made in resolution of any liability or claim that is subject to indemnification under this Section 16, provided that Apple obtains Audible’s written consent prior to making such payments, such consent not to be unreasonably withheld. Apple shall notify Audible of any such claim, and Audible may assume control of the defense of such claim, and Apple shall have the right, at its expense, to participate in the defense thereof under Audible’s direction.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(c) EXCEPT PURSUANT TO AN EXPRESS INDEMNITY OBLIGATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF ADVISED OF THEIR POSSIBILITY.

17. Confidentiality.

Each party acknowledges that by reason of this Agreement it may have access to certain information and materials concerning the other party's business plans, customers, technology and products that are confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties or used for purposes other than as expressly permitted by this Agreement (referred to in this Section 17 as “Confidential Information”). Each party agrees to maintain any and all Confidential Information received from the other, in confidence, and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party agrees that Confidential Information shall be disclosed to its employees and other personnel under its control and supervision for purposes of performing under this Agreement solely on a need-to-know basis in furtherance of this Agreement, and solely to those individuals who are bound by a written non-disclosure agreement having terms no less restrictive than the non-disclosure terms of this Section 17, unless required by law or governmental order. Confidential Information shall be deemed to include (i) information marked confidential, if conveyed in writing, (ii) information identified orally as confidential, if conveyed orally, and (iii) information that a reasonable person under similar circumstances would know or ought to suspect was confidential. Confidential Information shall not be deemed to include any information which (i) is publicly known at the time of the disclosure, (ii) becomes publicly known other than by breach of the terms of this Section 17, (iii) becomes known to the disclosing party, without restriction, from a source free of any obligation of confidentiality and without breach of this Section 17, or (iv) is independently developed by the disclosing party.

18. Additional Representations and Warranties of the Parties.

(a) Each party represents and warrants that it has full authority to enter into this Agreement, and to fully perform its obligations hereunder.

(b) Each party represents and warrants that it owns or controls the necessary rights in order to make the grant of rights, licenses and permissions herein, and that the exercise of such rights shall not infringe or cause to infringe the rights of any third party.

(c) Each party represents and warrants that it shall not act in any manner which conflicts or interferes with any existing commitment or obligation, and that no agreement previously entered into by such party will interfere with such party’s performance of its obligations under this Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(d) Each party represents and warrants that it shall perform in compliance with any applicable laws, rules and regulations.

19. General Provisions.

(a) No Agency or Joint Venture. The parties agree and acknowledge that the relationship between the parties is that of independent contractors acting as seller and purchaser. This Agreement shall not be deemed to create a partnership or joint venture, and neither party is the other’s agent, partner, employee, or representative.

(b) Subcontractors. Apple may contract with third parties to provide Fulfillment Activities on behalf of Apple, provided such third parties are subject to terms no less restrictive than the terms Apple is subject to under this Agreement, and who are able to perform on behalf of Apple in a professional and workmanlike manner.

(c) Entire Agreement, Modification, Waiver. This Agreement, including any annexes, schedules and exhibits hereto, contains the entire understanding of the parties and relating to the subject matter hereof, and supersedes all previous agreements or arrangements between the parties and relating to the subject matter hereof. This Agreement cannot be changed or modified except by a writing signed by the parties. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. Should any provision of this Agreement be determined by a court of competent jurisdiction as unenforceable, such decision shall not affect any other provision hereof, and the enforceable provision shall be replaced by an enforceable provision that most closely meets the commercial intent of the parties.

(d) Assignment. Audible shall have the right to assign its rights and obligations under this Agreement to any entity owning or acquiring all or substantially all of its stock or assets unless such assignment would materially diminish or otherwise materially adversely affect Apple’s rights under the Agreement.

(e) Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered personally to the party to whom the same is directed or delivered by confirmed-receipt facsimile to the appropriate number set forth below; (ii) upon confirmed email or fax receipt (and telephone confirmation); (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by certified mail, return receipt requested, postage and charges prepaid, to the address of the party to whom the same is directed as set forth below (or such other address as such other party may supply by written notice).

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

If to Audible:

Audible Inc.
65 Willowbrook Blvd.
Wayne, NJ 07470
Attn.: Brian Fielding, EVP
Phone: 973 837-2725

with a copy to (which copy shall not constitute notice):

To: Andy Kaplan, CFO
973 837-2734

If to Apple:

Apple Computer, Inc.
1 Infinite Loop
Cupertino, CA 95014
Attn: Eddy Cue, VP
Fax: (408) 974-2140

with a courtesy copy to (which copy shall not constitute notice):

To: Apple Legal, Director/KS Fax: (408) 253-0186

(f) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws. Each party agrees that in the event it brings a proceeding against the other party relating to this Agreement, then such proceeding will take place in the jurisdiction and venue of such other party’s principal place of business, e.g., No. District of California being Apple’s principal place of business as of the date of this Agreement, and New Jersey being Audible’s principal place of business as of the date of this Agreement, and both parties hereby waive any objection to personal jurisdiction or venue in those forums, respectively.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

(h) Remedies. To the extent permitted by applicable law, the rights and remedies of the parties provided under this Agreement are cumulative and in addition to any other rights and remedies of the parties at law or equity.

(i) Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting the Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective offices thereunto duly authorized.

APPLE COMPUTER, INC.	AUDIBLE, INC.

By: /s/ Eddy Cue	By: /s/ Donald Katz
Name: Eddy Cue	Name: Donald Katz
Title: VP Applications/Internet Services	Title: CEO
Date: 9/17/03	Date: September 17, 2003

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT A

Content Usage Rules

Endusers obtaining eContent from Apple pursuant to the terms of this Agreement may:

1. ***

2. Use eContent in applications using QuickTime.

3. Store and use eContent on up to *** at any time, which computers may run Apple’s Mac OS or Microsoft’s Windows OS (and subsequent versions).
4. Transfer any eContent to, and render from, any Device so long as such Device includes the Security Solution.

5. Use of eContent is solely for enduser’s personal non-commercial use.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT B

***

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT C

***

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT D

Audible.com promotion at Apple Online store - Example

*The bold type aspect of ”Presented by Audible.com” in this example shall be considered a part of this Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT E

Example of Audible.com in-line audio identification

“This audio program is presented by Audible.com. Audible.com: Audio that speaks to you wherever you are.”

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.